SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 28, 2007
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Petroleum Development Corporation (the "Company") previously entered into a Credit Facility with JPMorgan Chase Bank, N.A. and BNP Paribas, dated as of November 4, 2005, as subsequently amended (the “Credit Facility"). On November 21, 2007, the Company entered into a Limited Consent and Waiver, Borrowing Base Increase and Aggregate Revolving Commitment Increase with the banks which are party to the Credit Facility.  The primary purpose of such document was to increase the aggregate commitment under the Credit Facility from $275 million to $300 million. A limited waiver was also granted, waiving  the mortgage  requirement until the earlier of a Capital Markets Event (as defined therein) or December 31, 2007; without such waiver the Company would have been out of compliance with the mortgage requirement of the Credit Facility as a result of the increase in the credit commitment.

The above descriptions are qualified entirely by reference the copy of the Limited Consent and Waiver, Borrowing Base Increase and Aggregate Revolving Commitment Increase  which is attached as Exhibit 10.1 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Limited Consent and Waiver, Borrowing Base Increase and Aggregate Revolving Commitment Increase dated November 21, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	November 28, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer